Exhibit 26
                                                               ----------

                               Mafco Holdings Inc.
                               35 East 62nd Street
                            New York, New York 10021


                                                              December 3, 2002

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021


                           Re:  Termination of Letter Agreement

Gentlemen:

          Reference is hereby made to the Letter Agreement, dated as of April 19, 2001 (the "Letter Agreement"), between Mafco Holdings Inc., a Delaware corporation ("Mafco"), and M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide").

          The undersigned hereby agree that the Letter Agreement is hereby terminated, effective as of the date hereof, and as a result of such termination, neither Mafco nor M & F Worldwide (nor any of their respective directors or officers) shall have any further obligations or liabilities to the other in connection with or arising out of the Letter Agreement or its termination.


                                      Very truly yours,

                                      MAFCO HOLDINGS INC.


                                      By: /s/ Todd J. Slotkin
                                          --------------------------------------
                                            Name:   Todd J. Slotkin
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer


ACCEPTED AND AGREED:

M & F WORLDWIDE CORP.


By: /s/ Howard Gittis
---------------------------------------
Name:  Howard Gittis
Title: Chairman of the Board of
       Directors, President and Chief
       Executive Officer